AMENDED AND RESTATED
                             STOCK OPTION AGREEMENT


     Mission West Properties, a California corporation (the "Company"), hereby grants to Michael J. Anderson (the "Optionee"), an option (the "Option") to purchase a total of Two Hundred Thousand (200,000) shares of Common Stock (the "Shares") of the Company, at the price set forth herein.

           1. NATURE OF THE OPTION. The Option is intended to be a nonstatutory stock option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

           2. OPTION PRICE. The Option Price is Four Dollars and Fifty Cents ($4.50) for each Share.

           3. VESTING AND EXERCISE OF OPTION. The Option shall vest and become exercisable during its term, subject to the Optionee's continuous employment with the Company, as follows:

                (a)  Vesting and Right to Exercise.

                     (i) The Option shall vest in accordance with the following vesting schedule:

                          (A)  as of July 1, 1998, Twelve Thousand Five
Hundred (12,500) shares subject to the Option shall become exercisable;

                          (B) as of January 1, 1999, an additional
Twenty-Five Thousand (25,000) shares subject to the Option shall become exercisable;

                          (C) Beginning on February 1,1999 and on the first
day of each consecutive month an additional Four Thousand Five Hundred Fourteen (4,514) shares subject to the Option shall become exercisable until all shares subject to the option have vested and become exercisable.

                     Notwithstanding the foregoing, but subject to the provisions of subparagraph (ii) below, at the election of the Optionee, the Option can be exercised in whole or in part at any time as to the Shares which have not vested, provided that the Optionee shall, as a condition of such exercise, execute and deliver the Restricted Stock Purchase Agreement in the form of Exhibit A hereto (the "Restricted Stock Purchase Agreement"), pursuant to which the Company shall be granted a Repurchase Option as to all Unvested Shares (as such term is defined in the Restricted Stock Purchase Agreement).

                     (ii) TERMINATION OF STATUS AS EMPLOYEE. If Optionee ceases to be an employee of the Company for any reason other than permanent and total disability or death, he may, but only within 30 days after the date he ceases to be an employee, exercise his Option to the extent that he was entitled to exercise it at the date of such termination, subject to the condition that no Option shall be exercisable after the expiration of the term of the Option.

                     (iii)DISABILITY OF OPTIONEE. If Optionee ceases to be an employee due to permanent and total disability, and Optionee is, or was within the 90-day period prior to such termination, an employee and who was in continuous employment as such from the date of the grant of the Option until the date of disability or termination, the Option may be exercised at any time within six months following the date of termination, but only to the extent of the accrued right to exercise at the time of termination, subject to the condition that no option shall be exercised after the expiration of the Option period.

                     (iv) DEATH OF OPTIONEE. In the event of the death during the Option period of an Optionee who is at the time of his or her death, or was within the 90-day period immediately prior thereto, an employee, non-employee director or consultant and was such from the date of the grant of the Option until the date of death or termination, the Option may be exercised, at any time within six months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest, inheritance or otherwise as a result of the Optionee's death, but only to the extent of the accrued right to exercise at the time of the termination or death, whichever comes first, subject to the condition that no option shall be exercised after the expiration of the Option period.

                     (v) The Option may not be exercised for fractional shares or for less than ten (10) Shares.

                (b) METHOD OF EXERCISE. In order to exercise any portion of this Option, the Optionee shall notify the Company in writing of the election to exercise the Option, the number of shares in respect of which the Option is being exercised by executing and delivering the Notice of Exercise of Stock Option in the form attached as Exhibit B hereto, and shall execute and deliver to the Chief Financial Officer of the Company the Restricted Stock Purchase
Agreement, together with the Stock Assignments, Escrow Agreement and, if applicable, the Consent of Spouse, Promissory Note, and Security Agreement, forms of which are attached as exhibits to the Restricted Stock Purchase Agreement. The Restricted Stock Purchase Agreement must be accompanied by payment in full of the aggregate purchase price for the Shares to be purchased. The certificate or certificates representing Shares as to which this Option has been exercised shall be registered in the name of the Optionee.

                (c) RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable Federal or state securities law or other law or regulation. Furthermore, the method and manner of payment of the Option Price will be subject to the rules under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board if such rules apply to the Company at the date of exercise. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of this Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accordingly, the stock certificates for the Shares issued upon exercise of this Option may bear appropriate legends restricting transfer.

           4. NON-TRANSFERABILITY OF OPTION. This Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution, except that Optionee may transfer this Option solely by gift to members of the Optionee's immediate family. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

           5. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                (a)  cash; or

                (b)  certified or bank cashier's check; or

                (c) full recourse promissory note secured by the Shares or equivalent collateral; or

                (d) in the event there exists a public market for the Company's Common Stock on the date of exercise, by delivery of a sell order to a broker for the shares being purchased and an agreement to pay (or have the broker remit payment for) the purchase price of the shares being purchased on or before the settlement date for the sale of such shares to the broker; or

                (e) in the event there exists a public market for the Company's Common Stock on the date of exercise, by surrender of shares of the Company's Common Stock, provided that if such shares were acquired upon exercise of an incentive stock option, the Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Code. In this case payment shall be made as follows:

                     (i) In addition to the execution and delivery of the Restricted Stock Purchase Agreement, Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the average of the last reported bid and asked prices per share of Common Stock of the Company, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by Nasdaq or, in the event the Common Stock is listed on a national securities exchange, or on the Nasdaq National Market System (or any successor national market system), the closing price of Common Stock of the Company on such exchange as reported in THE WALL STREET JOURNAL), for the day on which the notice of exercise is sent or delivered;

                     (ii) Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

                     (iii)The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within three (3) working days from the date of the notice of exercise;

                     (iv) The Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein;

                     (v) If any such transfer of Shares requires the consent of the California Commissioner of Corporations or of some other agency under the securities laws of any other state, or an opinion of counsel for the Company or Optionee that such transfer may be effected under applicable Federal and state securities laws, the time periods specified herein shall be extended for such periods as the necessary request for consent to transfer is pending before said Commissioner or other agency, or until counsel renders such an opinion, as the case may be. All parties agree to cooperate in making such request for transfer, or in obtaining such opinion of counsel, and no transfer shall be effected without such consent or opinion if required by law; and

                     (vi) Notwithstanding any other provision herein, the Optionee shall only be permitted to pay the purchase price with Shares of the Company's Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under 17 CFR ss.240.16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

           6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, and the per share exercise price of such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the board of directors or a committee of the board of cirectors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

           7. TERM OF OPTION. This Option may not be exercised more than six (6) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the terms of this Option.

           8. REPURCHASE RIGHTS. The Optionee hereby agrees that any Shares acquired upon the exercise of this Option shall be subject to the rights of the Company to repurchase such Shares to the extent such Shares have not yet vested and to certain restrictions on transfer specified in the Restricted Stock Purchase Agreement.

           9. NOT EMPLOYMENT CONTRACT. Nothing in this shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This is not an employment contract.

           10.  INCOME TAX WITHHOLDING.

                (a) The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. The Optionee agrees to notify the Company immediately in the event of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of the shares acquired upon exercise of an incentive stock option. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, or a disqualifying disposition of the shares acquired upon exercise of an incentive stock option, the Optionee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an employee of the Company at that time.

                (b) At such time as the Optionee is required to pay to the Company an amount with respect to tax withholding obligations as set forth in paragraph (a), the Optionee may elect prior to the date the amount of such withholding tax is determined (the "Tax Date") to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates (including any related FICA obligation) applicable to the Optionee and the particular transaction by: (i) delivering cash; (ii) delivering part or all of the payment in previously owned shares of Common Stock (whether or not acquired through the prior exercise of an Option); and/or (iii) irrevocably directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the amount of tax required or elected to be withheld (a "Withholding Election"). If an Optionee's Tax Date is deferred beyond the date of exercise and the Optionee makes a Withholding Election, the Optionee will initially receive the full amount of Optioned Shares otherwise issuable upon exercise of the Option, but will be unconditionally obligated to surrender to the Company on the Tax Date the number of Shares necessary to satisfy his or her minimum withholding requirements, or such higher payment as he or she may have elected to make, with adjustments to be made in cash after the Tax Date.

                (c) Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the Option Price or of any tax in connection with the exercise of an Option, including, without limitation, any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code, shall be the sole responsibility of the Optionee.

           11.  TERMINATION.

                (a) Should optionee voluntarily terminate for Good Cause (as defined below) or be involuntarily terminated for other than Bad Cause (as defined below) more than twelve (12) months from Optionee's date of employment with the Company, then any portion of this option that would have vested in the six (6) months following Optionee's termination date, shall vest on Optionee's termination date.

                (b) GOOD CAUSE shall be defined as any of the following condition, which condition(s) remain(s) in effect ten (10) days after written notice to the Board of Directors of the Company from Optionee of such condition(s):

                     (i)  a  decrease  in  Optionee's   base  salary  and/or  a
material decrease in Optionee's standard management bonus plan or employee benefits;

                     (ii) a material reduction in Optionee's title, authority, responsibilities or duties, as measured against Optionee's title, authority or responsibility or duties immediately prior to such reduction;

                     (iii)Optionee is not promoted to President of the Company within eighteen (18) months following his date of employment;

                     (iv) the relocation of the Optionee's work place for the Company to a location outside Santa Clara County, California; or

                     (v) the Company is in breach of the employment agreement (attached) with Optionee.

                (b)  BAD CAUSE shall be defined as:

                     (i) theft, dishonesty, or intentional falsification of any employment or Company records;

                     (ii) intentional and improper disclosure of the Company's confidential or proprietary information; or

                     (iii)Optionee's conviction for any criminal act which materially impairs Optionee's ability to perform his duties.


DATE OF GRANT:  January 1, 1998


                                    MISSION WEST PROPERTIES

                                    By: /S/ CARL E.  BERG
                                        ---------------------
                                       Title:  PRESIDENT

     The Optionee acknowledges receipt of copies of the Restricted Stock Purchase Agreement and the exhibits referred to therein, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.

Dated:  January 1, 1998

                                      /s/ Michael J. Anderson
                                    -----------------------------
                                        Michael J. Anderson

                                    EXHIBIT B

                       NOTICE OF EXERCISE OF STOCK OPTION

TO:        Mission West Properties
           10050 Bandley Drive
           Cupertino, California   95014

ATTN:      President

SUBJECT:   Notice of Exercise of Stock Option
           (Payment in cash or check)

           In respect to the stock option granted to the undersigned on ____________, 19__, to purchase an aggregate of _________ shares of the Common Stock of Mission West Properties, a California corporation (the "Company"), this is official notice that the undersigned hereby elects to exercise such option to purchase shares as follows:

                Number of Shares:

                Date of Purchase:  ___________________, 19

                Mode of Payment:
                              (Certified Check, Cash, Other Consideration as
                             permitted by the terms of the Option Agreement)

           The shares should be issued as follows:

                Name:

                Address:



           Signed:

           Date:

           Please send this notice of exercise to:

           Mission West Properties
           10050 Bandley Drive
           Cupertino,  California  95014

           Attention:  President